Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
OF ANTERO RESOURCES CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report on Form 10-Q of Antero Resources Corporation for the quarter ended September 30, 2025, I, Brendan E. Krueger, Chief Financial Officer, Senior Vice President – Finance and Treasurer of Antero Resources Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	This Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 fairly presents, in all material respects, the financial condition and results of operations of Antero Resources Corporation for the periods presented therein.

Date: October 29, 2025

/s/ Brendan E. Krueger
Brendan E. Krueger
Chief Financial Officer, Senior Vice President – Finance and Treasurer